SUB-ADVISORY AGREEMENT


    	SUB-ADVISORY AGREEMENT, dated October ___, 1996, between Fischer Francis Trees & Watts, Inc., a New York corporation (the "Adviser") and Fischer Francis Trees & Watts, a corporate partnership organized under the laws of the United Kingdom (the "Sub-Adviser").

    	In consideration of the mutual agreements herein made, the parties hereto agree as follows:

    	1.	Attorney-in-Fact.  The Adviser appoints the Sub-Adviser as its attorney-in-fact to invest and reinvest the assets of the Inflation-Indexed Portfolio (the "Portfolio") of FFTW Funds, Inc. (the "Fund"), as fully as the Adviser itself could do. The Sub-Adviser hereby accepts this appointment.

    	2.	Duties of the Sub-Adviser.  (a)  The Sub-Adviser shall be
responsible for coordinating with the Adviser in managing the investment portfolio of the Portfolio, including, without limitation, providing investment research, advice and supervision, determining with the Adviser which portfolio securities shall be purchased or sold by the Portfolio, purchasing and selling securities of issuers located outside of the United States on behalf of the Portfolio and determining with the Adviser how voting and other rights with respect to portfolio securities of the Portfolio shall be exercised, subject in each case to the control of the Board of Directors of the Fund (the "Board") and in accordance with the objectives, policies and principles of the Portfolio set forth in the Registration Statement, as amended, of the Fund, the requirements of the Investment Company Act of 1940, as amended, (the "Act") and other applicable law. In performing such duties, the Sub-Adviser shall provide such office space, and such executive and other personnel as shall be necessary for the operations of the Portfolio. In managing the Portfolio in accordance with the requirements set forth in this paragraph 2, the Sub-Adviser shall be entitled to act upon advice of counsel to the Fund, counsel to the Adviser or counsel to the Sub-Adviser.

    	(b) Subject to Section 36 of the Act, the Sub-Adviser shall not be liable to the Adviser or the Fund for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Portfolio and the performance of its duties under this Agreement except for losses arising out of the Sub-Adviser's bad faith, willful misfeasance or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. It is agreed that the Sub-Adviser shall have no responsibility or liability for the accuracy or completeness of the Fund's Registration Statement under the Act and the Securities Act of 1933 except for information supplied by the Sub-Adviser for inclusion therein about the Sub-Adviser. The Adviser agrees to indemnify the Sub-Adviser for any claims, losses, costs, damages, or expenses (including fees and disbursements of counsel, but excluding the ordinary expenses of the Sub-Adviser arising from the performance of its duties and obligations under this Agreement) whatsoever arising out of the performance of this Agreement except for those claims, losses, costs, damages and expenses resulting from the Sub-Adviser's bad faith, willful misfeasance or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

    	(c) The Sub-Adviser and its officers may act and continue to act as investment advisers and managers for others (including, without limitation, other investment companies), and nothing in this Agreement will in any way be deemed to restrict the right of the Sub-Adviser to perform investment management or other services for any other person or entity, and the performance of such services for others will not be deemed to violate or give rise to any duty or obligation to the Fund.

    	(d) Except as provided in Paragraph 5, nothing in this Agreement will limit or restrict the Sub-Adviser or any of its officers, affiliates or employees from buying, selling or trading in any securities for its or their own account or accounts. The Adviser acknowledges that the Sub-Adviser and its officers, affiliates or employees, and its other clients may at any time have, acquire, increase, decrease or dispose of positions in investments which are at the same time being acquired or disposed of for the account of the Portfolio. The Sub-Adviser will have no obligation to acquire for the Portfolio a position in any investment which the Sub-Adviser, its officers, affiliates or employees may acquire for its or their own accounts or for the account of another client, if in the sole discretion of the Sub-Adviser, it is not feasible or desirable to acquire a position in such investment for the account of the Portfolio.

    	3.	Expenses.  The Sub-Adviser shall pay all of its expenses arising from the performance of its obligations under this Agreement.

    	4.	Compensation.  (a)	As compensation for the services performed and
the facilities and personnel provided by the Sub-Adviser pursuant to this
Agreement, the Adviser will pay to the Sub-Adviser promptly at the end of each calendar month, a fee, calculated on each day during such month, at an annual rate of 0.40% of the Portfolio's average daily net foreign assets.  The Sub-
Adviser shall be entitled to receive during any month such interim payments of its fee hereunder as the Sub-Adviser shall request, provided that no such payment shall exceed 50% of the amount of such fee then accrued on the books of the Adviser and unpaid.

    	(b) If the Sub-Adviser shall serve hereunder for less than the whole of any month, the fee payable hereunder shall be prorated.

    	(c) For purposes of this Section 4, the "average daily net foreign assets" of the Portfolio shall mean the average of the values placed on the Portfolio's net foreign assets on each day pursuant to the applicable provisions of the Fund's Registration Statement, as amended. "Foreign assets" shall mean securities or other assets that are denominated in a currency other than the U.S. dollar.

    	5.	Purchase and Sale of  Securities.  The Sub-Adviser shall purchase securities from or through and sell securities to or through such persons, brokers or dealers as the Sub-Adviser shall deem appropriate in order to carry out the policy with respect to the allocation of portfolio transactions as set forth in the Registration Statement of the Fund, as amended, or as the Board may direct from time to time. The Sub-Adviser will use its reasonable best efforts to execute all purchases and sales with dealers and banks on a best net price basis. Neither the Sub-Adviser nor any of its officers, affiliates, or employees will act as principal or receive any compensation from the Portfolio in connection with the purchase or sale of investments for the Portfolio other than the fee referred to in Paragraph 4 hereof.

    	6.	Term of Agreement.  This Agreement shall continue in full force and effect until  two years from the date hereof, and will continue in effect from year to year thereafter if such continuance is approved in the manner required by the Act, provided that this Agreement is not otherwise terminated.  The Sub-
Adviser and the Adviser may terminate this Agreement at any time, without payment of penalty, upon 60 days' written notice to any other party hereto.  The
Fund may terminate this Agreement with respect to the Portfolio at any time, without payment of penalty, on 60 days' written notice to the Sub-Adviser by vote of either the Board or a majority of the outstanding stockholders of the
Portfolio.  This Agreement will automatically terminate in the event of its assignment (as defined by the Act).

    	7.	Miscellaneous.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require or to impose any duty upon either of the parties to do anything in violation of any applicable laws or regulations.


    	IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

ATTEST				                             	FISCHER FRANCIS TREES & WATTS


By:_______________________	            	By:_______________________
   Kyle L. Chang			                      		Stephen C. Francis
                                     						General Manager

ATTEST		                             			FISCHER FRANCIS TREES & WATTS, INC.


By:_______________________	            	By:_______________________
   Michael L. Wyne			                     	Stephen P. Casper
                                           Secretary and Treasurer



                     ADDENDUM TO SUB-ADVISORY AGREEMENT


    	This Addendum to the sub-advisory agreement (the "Agreement") dated October __, 1996, between Fischer Francis Trees & Watts, Inc. (the "Adviser"), adviser to Inflation-Indexed Portfolio (the "Portfolio"), a portfolio of FFTW Funds, Inc. (the "Fund"), and Fischer Francis Trees & Watts, a corporate partnership organised under the laws of the United Kingdom (the "Sub-Adviser") contains provisions required by the Rules of the Investment Management Regulatory Organisation Limited ("IMRO"). Unless the context otherwise requires, terms used in this Addendum have the same meaning as in the Rules of IMRO.

    	1. The Sub-Adviser is a Member of IMRO and as such is regulated by IMRO in the conduct of its investment management business. In providing its services under the Agreement, the Sub-Adviser will treat the Adviser as a Non-private Customer and, in consequence, not all of IMRO's Rules will apply.

    	2. The compensation referred to in Section 4 of the Agreement shall not be supplemented or abated by any other remuneration receivable by the Sub-Adviser (or to its knowledge by any Associate) in connection with any transactions effected by the Sub-Adviser with or for the Fund.

    	3. The Agreement shall come into force forthwith upon signature of the Agreement and of this Addendum and shall be effective as from October __, 1996.

    	4. Termination of the Agreement shall be without prejudice to the completion of transactions already initiated and the Sub-Adviser will use its best efforts to oversee the settlement and delivery of all outstanding transaction at the time of termination by either party.

    	5. Any complaints in respect of the services provided to the Adviser under the Agreement should be made in the first instance directly to the Sub-Adviser. The Adviser also has a right of complaint direct to IMRO and complaints to the Sub-Adviser will be dealt with in accordance with IMRO Regulations. At the Adviser's request, the Sub-Adviser will supply a statement describing the Adviser's rights to compensation in the event of the inability to the Sub-Adviser to meet any liabilities to the Adviser.

    	6. The provisions of Annexes 1 through 3 apply in relation to Investment Guidelines, Valuation and Reporting and Additional Matters to be disclosed, respectively.

    	Reference is made in Annex 1 through 3 to the prospectus ( the "Prospectus") and to the Statement of Additional Information (the "SAI") for the Fund as filed with the U.S. Securities and Exchange Commission (the "SEC").


    	IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Addendum to be executed by their duly authorized officers on October __, 1996.



ATTEST					                             FISCHER FRANCIS TREES & WATTS


By:_______________________	            	By:_______________________
   Kyle L. Chang			                      		Stephen C. Francis
                                     						General Manager


ATTEST	                             				FISCHER FRANCIS TREES & WATTS, INC.


By:_______________________	            	By:_______________________
   Michael L. Wyne		                     		Stephen P. Casper
                                     						Secretary and Treasury





Annex 1 - Investment Guidelines


    	1. For a statement of any restrictions on the amount of any one Investment and the proportion of the Portfolio which any one Investment or any particular kind of Investment may constitute, see "Investment Restrictions" in the SAI.


Annex 2 - Valuation and Reporting


    	1. The basis on which the assets comprised in the Portfolio are to be valued is stated in "Determination of Net Asset Value" in the Prospectus.

    	2. The Adviser and the Sub-Adviser are affiliates and will be in constant communication with each other. Therefore, the Sub-Adviser has reasonable ground for believing that the Adviser does not wish to receive Periodic Statements.


Annex 3 - Additional Matters for Disclosure


    	1. For a description of the limits on the extent to which the Sub-Adviser may borrow on behalf of the Fund, and the circumstances in which such limits may be exceeded, see "Investment Restrictions" in the SAI; and "Investment Techniques-Borrowing" in the SAI.

    	2. Investors Bank & Trust Company, P.O. Box 1537, Boston, MA, 02205-1537 is custodian for the securities and cash of the Fund. See "Custodian and Accounting Agent" in the Prospectus. Therefore, the Fund's money may not be treated as Client Money as defined in the Clients' Money Regulations.

    	3. For a description of the services provided by the Sub-Adviser, which services may include advising on or effecting transactions in emerging market countries, see "Investment Objectives and Policies - Inflation-Indexed Portfolio" in the Prospectus.

    	4. For a description of the services provided by the Sub-Adviser that may include advising on or effecting Contingent Liability Transactions, the basis on which the Fund will or may be committed by way of margin, see "Supplemental Techniques to Hedge Interest Rate and Foreign Currency Risks and Other Foreign Currency Strategies" in the SAI; and "Investment Restrictions" in the SAI.